FIRSTENERGY CORP.
                            PRO FORMA BALANCE SHEETS
                               AS OF JUNE 30, 2005

                                                                           Non-nuclear
                                                            As Reported    Adjustments       Pro Forma
                                                            -----------    -----------       ---------
                                                                         (In thousands)
                        ASSETS

OTHER PROPERTY AND INVESTMENTS:
   Long-term notes receivable from associated companies   $     32,259    $          -     $     32,259
   Investments in subsidiaries                              11,995,203                       11,995,203
   Other                                                       116,450                          116,450
                                                          -------------   -------------    -------------
                                                            12,143,912               -       12,143,912
                                                          -------------   -------------    -------------
CURRENT ASSETS:
   Cash and cash equivalents                                       100                              100
   Notes receivable from associated companies                1,003,534                        1,003,534
   Receivables-
      Associated companies                                       6,203                            6,203
      Other                                                     16,328                           16,328
   Prepayments and other                                        35,392                           35,392
                                                          -------------   -------------    -------------
                                                            1,061,557                -        1,061,557
                                                          -------------   -------------    -------------
DEFERRED CHARGES:
   Accum. Deferred income taxes                                50,663                            50,663
   Other                                                       57,491                            57,491
                                                          -------------   -------------    -------------
                                                              108,154                -          108,154
                                                          -------------   -------------    -------------
                                                          $ 13,313,623    $          -     $ 13,313,623
                                                          =============   =============    =============
            CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   Common stockholder's equity-
      Common stock                                        $     32,984    $          -     $     32,984
      Other paid-in capital                                  7,047,470                        7,047,470
      Accumulated other comprehensive loss                    (330,028)                        (330,028)
      Retained earnings                                      1,914,023                        1,914,023
      Unallocated ESOP common shares                           (34,126)                         (34,126)
                                                          -------------   -------------    -------------
         Total common stockholder's equity                   8,630,323               -        8,630,323
   Long-term debt                                            4,046,827                        4,046,827
                                                          -------------   -------------    -------------
                                                            12,677,150               -       12,677,150
                                                          -------------   -------------    -------------
CURRENT LIABILITIES:
   Currently payable long-term debt                            300,000                          300,000
   Short-term borrowings-
      Associated companies
      Other
   Accounts payable-
      Associated companies                                      70,014                           70,014
      Other
   Notes payable-
      Associated companies
      Other                                                     41,000                           41,000
   Accrued taxes                                                14,004                           14,004
   Accrued interest                                             36,145                           36,145
   Other                                                       136,922                          136,922
                                                          -------------   -------------    -------------
                                                               598,085               -          598,085
                                                          -------------   -------------    -------------
NONCURRENT LIABILITIES:
   Accumulated deferred income taxes
   Accumulated deferred investment tax credits
   Asset retirement obligation
   Retirement benefits                                          10,548                           10,548
   Other                                                        27,840                           27,840
                                                          -------------   -------------    -------------
                                                                38,388               -           38,388
                                                          -------------   -------------    -------------
COMMITMENTS AND CONTINGENCIES
                                                          -------------   -------------    -------------
                                                          $ 13,313,623    $          -     $ 13,313,623
                                                          =============   =============    =============


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COMBINED EXPLANATORY NOTES FOR THE PRO FORMA OPERATING COMPANY BALANCE SHEETS

     a.   The transfer of non-nuclear generation plant in service to FGCO.
     b. The transfer of the accumulated provision for depreciation on non-nuclear plant in service to FGCO.
     c. The transfer of non-nuclear plant construction work in progress to FGCO.
     d. The establishment of an associated company note receivable as consideration for the purchased assets and assumption of liabilities.
     e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
     f. The transfer of working cash funds used for expense advances at certain non-nuclear generation facilities to FGCO.
     g. The transfer of materials and supplies for non-nuclear generation plant to FGCO.
     h. The transfer of deferred property tax charges for non-nuclear generation plant to FGCO.
     i. The transfer of other work in progress for non-nuclear generation plant to FGCO.
     j. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets.
     k. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO.
     l. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     m. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
     n. The transfer of deferred property taxes and accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     o. The establishment of notes payable to associated companies to reflect the net liabilities transferred to FGCO.